CONYERS

Share Surrender Deed

BETWEEN

THE PERSONS NAMED IN SCHEDULE 1 HERETO

AND

EUDA HEALTH HOLDINGS LIMITED

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TABLE OF CONTENTS

THIS DEED is dated July 1, 2024 .

BETWEEN:

(1) **The persons named in schedule 1 hereto** (each a "**Surrendering Shareholder**" and collectively the "**Surrendering Shareholders**"); and

(2) **EUDA Health Holdings Limited**, a business company incorporated and validly existing under the laws of the British Virgin Islands, whose registered office is located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (the "**Company**").

WHEREAS:

(A) The Surrendering Shareholders and the Company entered into a share purchase agreement dated [6 May] 2024 (the "**SPA**") pursuant to which the Surrendering Shareholders agreed to sell and the Company agreed to purchase all of the issued shares with par value of US$1.00 each of Fortress Cove Limited in consideration of, among other things, the Company allotting and issuing an aggregate of 10,000,000 new shares with no par value as fully paid (the "**Consideration Shares**") to the Surrendering Shareholders in such numbers as specified against their respective names in column (2) of Schedule 1. The Consideration Shares were allotted and issued on 8 May 2024 (the "**Completion Date**"); and

(B) The Parties have been advised that the closing bid price per share of the Company quoted on Nasdaq on 7 May 2024, being the date immediately before the Completion Date, was US$1.75 and parties agreed that the number of Consideration Shares that should have been issued to the Surrendering Shareholders should be 8,571,428 in aggregate based on the $1.75 per share price. The Surrendering Shareholders have agreed to surrender an aggregate of fully paid 1,428,572 Consideration Shares (the "**Surrendered Shares**") to the Company in such numbers as specified against their respective names in column (3) of Schedule 1 for no consideration on and subject to the terms herein.

NOW THIS DEED WITNESSES as follows:

1. INTERPRETATION

1.1. In this Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"Act"	means the BVI Business Companies Act, 2004 of the British Virgin Islands, as the same may be amended from time to time;
"Business Day"	means any day other than a Saturday, Sunday or public holiday in the British Virgin Islands and the United States;
"Company"	means EUDA Health Holdings Limited;
"Completion Date"	has the meaning ascribed to it in recital (A);

"Consideration Shares"	has the meaning ascribed to it in recital (A);
"Deed"	means this share surrender deed and includes all schedules hereto;
"Encumbrance"	means any lien, encumbrance, mortgage, usufruct, deed of trust, security interest, easement, pledge, attachment or other encumbrance, charge, assignment, assessment, lease, levy, transfer restriction, option, preemptive right, voting trust or agreement, restriction on voting rights, proxy or other adverse claim;
"Parties"	means the parties to this Deed and "**Party**" means any one of them;
"SPA"	has the meaning ascribed to it in recital (A);
"Surrendered Shares"	has the meaning ascribed to it in recital (B);
"Surrender"	has the meaning ascribed to it in clause 2.1; and
"US$"	means U.S. dollars, the lawful currency of the United States.

1.2. In this Deed unless the context otherwise requires:

(a) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(b) references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs in which the reference appears;

(c) references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

(d) references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2. SURRENDER AND ACCEPTANCE BY THE COMPANY

2.1. Subject to the terms and conditions of this Deed, each of the Surrendering Shareholders hereby surrenders (the "**Surrender**") to the Company, and the Company hereby accepts from it for no consideration in accordance with section 59 (1A) of the Act, the number of Surrendered Shares as specified against its name in column (3) of Schedule 1, free and clear of any liens, mortgages, adverse claims, charges, security interests, Encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.

2.2. Each Surrendering Shareholder shall deliver to the Company a duly completed and executed instrument of transfer in respect of that number of Surrendered Shares as specified against his/her name in column (3) of Schedule 1 on the date of this Deed in respect of the Surrender.

3. **REPRESENTATIONS AND WARRANTIES**

3.1. Each Surrendering Shareholder hereby represents and warrants to the Company on the date of this Deed and on the date of Surrender that:

(a) he/she has full capacity, power and authority to:

(i) execute and deliver this Deed;

(ii) surrender such number of Surrendered Shares as specified against his/her name in column (3) of Schedule 1; and

(iii) comply with the provisions and perform his/her obligations under this Deed;

(b) this Deed constitutes the legal, valid and binding obligations of each Surrendering Shareholder enforceable in accordance with its terms;

(c) the execution and delivery of, and the performance by each Surrendering Shareholder of his/her obligations under this Deed will not result in a breach of: (i) any agreement to which he/she is a party to or by which any of his/her assets are bound; or (ii) any order, judgment or decree of any governmental authority having jurisdiction over him/her;

(d) no bankruptcy order has been made against him/her and, so far as he/she is aware, no petition or the like is outstanding for his/her bankruptcy (or analogous process);

(e) each Surrendering Shareholder owns the legal and beneficial title and interest in the number of Surrendered Shares specified against his/her name in column (3) of Schedule 1 and is legally and beneficially entitled to surrender to the Company the full and lawful ownership of such Surrendered Shares on the terms of this Deed; and

(f) in respect of the number of Surrendered Shares as specified against his/her name in column (3) of Schedule 1, such Surrendered Shares are fully paid up or credited as fully paid, and are free from any Encumbrances whatsoever.

4. **FURTHER ASSURANCES**

4.1. Each Surrendering Shareholder hereby agrees at the request and at the cost of the Company to do, execute and perform such further acts, deeds, documents and things as the Company may reasonably require to give full effect to the provisions of this Deed, to effect the Surrender and to update its register of members to reflect the Surrender.

5. **MISCELLANEOUS**

5.1. If any of the clauses, conditions, covenants or restrictions of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

5.2. This Deed shall be binding and inure for the benefit of the successors of the Parties but shall not be assignable.

5.3. This Deed contains the whole agreement between the Parties in respect of the subject matter of this Deed and supersedes and replaces any prior written or oral agreements, representations or understandings between them relating to such subject matter.

5.4. No variations of this Deed shall be effective unless made in writing and signed by each of the Parties.

5.5. Unless expressly provided to the contrary, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Deed by more than one person are made, given or entered into jointly and severally.

6. HEADINGS

6.1. The headings in this Deed are inserted for convenience only and shall not affect the construction or interpretation of this Deed.

7. COUNTERPARTS

7.1. This Deed may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

8. GOVERNING LAW

8.1. The terms and conditions of this Deed and the rights of the Parties hereunder shall be governed by and construed in all respects in accordance with the laws of the British Virgin Islands. The Parties hereby irrevocably agree that the courts of the British Virgin Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings ("**Proceedings**") which may arise out of or in connection with this Deed and waive any objection to Proceedings in the courts of the British Virgin Islands on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF this Deed has been executed as a Deed and is intended to be and is hereby delivered on the date specified above.

The Surrendering Shareholders

Signed, sealed and delivered by	)
Tan Meng Dong	)
in the presence of:	)
	)

____

Name: Vivian Tay

Designation: Accounts Director

Signed, sealed and delivered by	)	张国辉
Zhang Guohui	)	
in the presence of:	)	
	)	

____

Name: Vivian Tay

Designation: Accounts Director

Signed, sealed and delivered by	)
Zhang Xin	)
in the presence of:	)
	)

Name: Vivian Tay

Designation: Accounts Director

Signed, sealed and delivered by)
Chong Yew Phang)
in the presence of:)
)

____
Name: Ji Li
Designation:

Signed by)

Chong Yew Yen)

in the presence of:)

)

____

Name: Khor Sok Kin

Designation:

The Company

EXECUTED AS A DEED by Kelvin Chen)

its duly authorised signatory for and on behalf of)

EUDA Health Holdings Limited)

in the presence of:)

____

Name: Alfred Lim

Designation: Executive Director

SCHEDULE 1

No.	(1) Name of Surrendering Shareholder	(2) Number of Consideration Shares	(3) Number of Surrendered Shares
1.	Tan Meng Dong	4,000,000	571,428
2.	Zhang Guohui	1,500,000	214,286
3.	Zhang Xin	1,500,000	214,286
4.	Chong Yew Phang	1,500,000	214,286
5.	Chong Yew Yen	1,500,000	214,286
	Total	**10,000,000**	**1,428,572**